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                                  EXHIBIT 10.4
                                  ------------

                         GLOBAL FOOD TECHNOLOGIES, INC.

                                113 COURT STREET
                                HANFORD, CA 93230

                                 August 11, 2005

Solvis Group, Inc.
9449 Balboa Ave Suite 211
San Diego  CA  92123
Attn:    Mr. Brian Bonar
         President

Pierce Mill Associates, Inc.
1504 R Street, NW
Washington, D.C.  20009
Attn:    James M. Cassidy, Esq.
         President

August Law Group, P.C.
19200 Von Karman, Suite 500
Irvine, CA  92612
Attn:    Kenneth S. August, Esq.
         President

         Re: Side Letter Agreement.
             ---------------------

Gentlemen:

         This letter (the "Side Letter"), is the document referenced in that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of even date herewith, by and among Boulevard Acquisition Corporation, a Delaware corporation (the "Reporting Company"), Pierce Mill Associates, Inc., a Delaware corporation ("Pierce Mill") and Solvis Group, Inc., a Nevada corporation formerly known as Quik-Pix, Inc. ("QPI"), and is intended to set out our mutual understandings and agreements with respect to the matters addressed herein.

         For purposes of this Side Letter, reference is made to the following facts, all of which are agreed by us to be true as evidenced by our signatures at the bottom of this Side Letter:

A. Boulevard Acquisition Corporation, a Delaware corporation ("BAC"), Pierce Mill and GFT entered into an agreement, dated as of April 11, 2005 (the "Original Agreement"), pursuant to which GFT would become the controlling shareholder of BAC.

B. Prior to the date of the Original Agreement, QPI and GFT had entered into a Letter of Intent providing for GFT to be acquired by a subsidiary of QPI, and therefore the entry into the Original Agreement left out the interests of QPI.



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                                                                Mr. Brian Bonar,
                                                         James M. Cassidy, Esq.,
                                                         Kenneth S. August, Esq.
                                                                 August 11, 2005
                                                                          Page 2



C. Subsequent to the entry of the relevant parties into the Original Agreement, 3,100,000 shares of the common stock of BAC were issued in the name of GFT (the "BAC Shares"), all of the then-current officers and directors of BAC resigned, and Stephen Fryer and Marshall Sparks were elected to serve in such positions, which they have done since such date.

D. The parties now wish to replace said Original Agreement with the Stock Purchase Agreement, and to have GFT undertake its transaction with BAC pursuant to that certain Asset Acquisition Agreement, between BAC and GFT, and dated as of even date herewith (the "Asset Acquisition Agreement").

E. The parties wish to effect all of the foregoing simultaneously, and to have each agreement described above executed and deposited into escrow (the "Escrow") with August Law Group, P.C., as escrow agent ("ALG"), to be delivered and made effective only at such time as each and every other agreement described above is within such escrow, fully-executed and prepared for delivery (the "Closing"), but in no event later than August 31, 2005. At the Closing, all of said agreements shall be delivered in accordance with their terms, the Original Agreement shall be replaced and superseded in its entirety by the Stock Purchase Agreement, and the several agreements referenced below shall be in full force and effect. In the event that this Side Letter, the Stock Purchase Agreement, or the Asset Acquisition Agreement (collectively, the "Transaction Agreements") are not fully executed and deposited into escrow by August 31, 2005, all the Transaction Agreements, regardless of whether fully executed, shall terminate automatically and be of no further force or effect.

         In consideration of the foregoing premises, and the mutual promises and covenants contained in this Side Letter, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Side Letter, intending to be legally bound, hereby agree as follows:

         1. The Closing shall be deemed to occur immediately upon the due execution of this Agreement by all parties, and the delivery of one original copy per signatory of each of this Agreement, the fully-executed Stock Purchase Agreement, the fully-executed Asset Acquisition Agreement, and the stock certificate issued to GFT and representing the BAC Shares (delivered to BAC for cancellation), into Escrow. At the Closing, the following shall occur:

                  (a) the Stock Purchase Agreement shall be fully effective, and the Original Agreement shall be deemed of no further force or effect, and shall be superseded in its entirety by the Stock Purchase Agreement;


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                                                                Mr. Brian Bonar,
                                                         James M. Cassidy, Esq.,
                                                         Kenneth S. August, Esq.
                                                                 August 11, 2005
                                                                          Page 3



                  (b) ALG, as escrow agent, shall deliver one originally-executed copy of each of this Side Letter, the Stock Purchase Agreement and the Asset Acquisition Agreement to each party which is a signatory thereto and Pierce Mill;

                  (c) ALG, as escrow agent, shall deliver to BAC, for cancellation, the certificate representing the BAC Shares originally delivered to GFT; and

                  (d) The performance by the parties of all of their respective obligations to be performed at the closing of the Stock Purchase Agreement and the Asset Acquisition Agreement, in accordance with their terms, and not later than August 31, 2005.

2. Subsequent to the Closing, GFT shall cause the Reporting Company to file a Registration Statement with the SEC pursuant to which it shall seek registration of certain of the shares of the Reporting Company for public sale, and hereby agrees to include in such Registration Statement, at its cost, the shares of the Reporting Company owned by QPI and Pierce Mill. GFT further intends to seek a listing with a recognized stock market or stock exchange for the public trading of its shares. In the event that, within three years following the closing of this Agreement, the common shares of the Reporting Company have not commenced public trading as contemplated herein, then GFT shall cause the Reporting Company, at the option of Pierce Mill, to redeem the stock of the Reporting Company then owned by Pierce Mill at a price of $0.50 per share, subject to applicable adjustments. Each of QPI and Pierce Mill agree to provide promptly to the Reporting Company such true and correct information concerning each of them as "selling stockholders" in the Registration Statement as it may reasonably request.

3. The parties acknowledge and agree that in the course of this transaction, ALG has served as legal counsel to GFT only, and that it is agreeing to serve as escrow agent for the escrow hereunder solely as an accommodation to the parties, which service does not constitute the giving of legal advice. Each party has consulted with its own counsel in connection with the transactions referenced herein, or has chosen not to of its own free will, and (other than GFT) has not relied upon ALG for legal or other advice in connection therewith. By signing this Side Letter, each party hereby waives any claim of conflict of interest which may arise or be asserted by virtue of ALG's performance of the escrow duties as contemplated herein, and shall indemnify and hold harmless ALG in the event any such claim shall be brought as a result thereof. Should any dispute arise with respect to the matters described herein, and if such dispute cannot be resolved by the parties through amicable resolution in writing within thirty (30) days of notice that such dispute exists, ALG may make application to any Court of competent jurisdiction for a declaration as to the delivery of the items placed in escrow, the costs of which shall be borne equally among the other parties hereto, unless ordered otherwise by such Court. In the event that Pierce Mill is a party to the dispute, whether directly or indirectly, the dispute shall be decided by the American Arbitration Association within the District of Columbia.


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                                                                Mr. Brian Bonar,
                                                         James M. Cassidy, Esq.,
                                                         Kenneth S. August, Esq.
                                                                 August 11, 2005
                                                                          Page 4

4. Notices. Any notice under or relating to this Side Letter shall be given in writing and shall be deemed sufficiently given and served for all purposes when personally delivered or transmitted by telecopy, one
         (1) business day after such item is sent postage prepaid by overnight courier or other delivery service, or three (3) business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, in each case addressed to the receiving party at such address as is set forth for such party at the top of this Side Letter.

5. Disputes. Any disputes arising from this Agreement, whether directly or indirectly, against any person, whether or not a signatory, and based upon any cause or causes of action, shall be decided by the American Arbitration Association. Where Pierce Mill is a party to a dispute arising from this Agreement, whether directly or indirectly, the dispute shall be decided by the American Arbitration Association within the District of Columbia. If, at the time of any dispute, the principal office of Pierce Mill shall be other than in the District of Columbia, any arbitration shall be held in the jurisdiction in which Pierce Mill then is situated provided only that such jurisdiction is within the United States. The provisions of this Section 5 shall survive the termination of this Agreement for any reason.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the arbitration provisions of
         Section 5 shall control. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action. Notwithstanding the foregoing, any action involving Pierce Mill shall be decided by binding arbitration in accordance with, and pursuant to, the arbitration provisions contained in Section 9 of the Stock Purchase Agreement, which Section 9 is expressly incorporated by reference into this Agreement if, but only to the extent, that any such action is brought by or against Pierce Mill hereunder.

7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which when taken together shall constitute but one and the same agreement.

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                                                                Mr. Brian Bonar,
                                                         James M. Cassidy, Esq.,
                                                         Kenneth S. August, Esq.
                                                                 August 11, 2005
                                                                          Page 5


8. If you are in agreement with all of the foregoing, then please so signify by signing this Side Letter in the spaces provided below, and delivering the same to ALG to hold as escrow agent in accordance with the provisions hereof.

                                                      Sincerely,

                                                      /s/ Keith Meeks

                                                      Keith Meeks
President

APPROVED AND AGREED TO:
-----------------------

SOLVIS GROUP, INC.


     By:   /s/ Brian Bonar
         -------------------------
         Mr. Brian Bonar
         President


PIERCE MILL ASSOCIATES, INC.



     By:   /s/ James M. Cassidy
         -------------------------
         James M. Cassidy
         President


AUGUST LAW GROUP, P.C.


     By:   /s/ Kenneth S. August
         -------------------------
         Kenneth S. August, Esq.
         President